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                                                                   EXHIBIT 10.54


                                   ADDENDUM TO
                            STOCK PURCHASE AGREEMENT

         THIS ADDENDUM, is made and entered into as of April 27, 2000, by and between Pritchett Publishing Company (hereinafter referred to as "Seller") and ProfitSource Corporation (hereinafter referred to as "Buyer").

         WHEREAS, the parties entered into a Stock Purchase Agreement dated November 11, 1998; and

         WHEREAS, a dispute has arisen regarding the interpretation of Section
4.13 of the Agreement; and

         WHEREAS, the parties wish to resolve the dispute.

         NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

                  Section 4.13 of the Stock Purchase Agreement shall be revised to read as follows:

                  ADDITIONAL PURCHASE PRICE. If Buyer does not close the IPO of its equity securities by June 30, 1999, Buyer will agree to pay the Seller an additional purchase price based on the performance of the Buyer since date of acquisition. Amounts payable under, and other terms of, any such plan will be subject to restrictions imposed by Buyer's lenders, Buyer's capital investment requirements and preservation of adequate working capital.

         In all other respects, the terms and conditions of the Stock Purchase Agreement dated November 11, 1998 are hereby reaffirmed.

PRITCHETT PUBLISHING COMPANY                EPS SOLUTIONS CORPORATION
                                            (F/K/A PROFITSOURCE CORPORATION)


By: /s/ Early Price Pritchett III           By: /s/ Michael G. Goldstein
    -----------------------------               ----------------------------
    Early Price Pritchett III                   Michael G. Goldstein